    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 2000
                                                      REGISTRATION NO. 333-39592
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                          ----------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                         FORM S-4 REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                                WEBMD CORPORATION
             (Exact name of registrant as specified in its charter)

                          ----------------------------

                  DELAWARE                                  94-32366444
      (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                   Identification No.)

                             400 THE LENOX BUILDING
                             3399 PEACHTREE ROAD NE
                                ATLANTA, GA 30326
                                 (404) 495-7600
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

      Amended and Restated 1989 Class A Non-Qualified Stock Option Plan of
                          Medical Manager Corporation
  Amended and Restated 1989 Class B Non-Qualified Stock Option Plan of Medical
                              Manager Corporation
   Stock Option Agreement, dated as of July 24, 1991, between Medical Manager
                       Corporation and Roger C. Holstein
       Stock Option Agreement, dated May 1, 1992, between Medical Manager
                          Corporation and Carl Kanter
  Form of Stock Option Agreement, made as of December 7, 1994, between Medical
                   Manager Corporation and certain individuals
                 1995 Avicenna NQ Stock Option Plan, as amended
    Stock Option Agreement, made as of June 23, 1997, between Medical Manager
                       Corporation and Roger C. Holstein
Medical Manager Corporation's 1996 Amended and Restated Non-Employee Director's
                                   Stock Plan
                            (Full title of the plans)

                          ----------------------------
                                 W. MICHAEL LONG
                              CHAIRMAN OF THE BOARD
                                WEBMD CORPORATION
                             400 THE LENOX BUILDING
                             3399 PEACHTREE ROAD NE
                                ATLANTA, GA 30326
                                 (404) 495-7600
  (Name, address, including zip code, and telephone number including area code, of agent for service)

                          ----------------------------

                                   Copies to:

       JACK D. DENNISON, ESQ.                         H. BRYAN IVES III
     EXECUTIVE VICE PRESIDENT,                        ALSTON & BIRD LLP
         CO-GENERAL COUNSEL                       1211 EAST MOREHEAD STREET
            AND SECRETARY                             P. O. DRAWER 34009
        CHARLES A. MELE, ESQ.                      CHARLOTTE, NC 28234-4009
    EXECUTIVE VICE PRESIDENT AND                        (704) 331-6000
         CO-GENERAL COUNSEL
          WEBMD CORPORATION
       400 THE LENOX BUILDING
       3399 PEACHTREE ROAD NE
          ATLANTA, GA 30326
           (404) 495-7600

                         -----------------------------


                                EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 filed by Corporation (formerly known as Healtheon/WebMD Corporation, the "Registrant") relates to 14,504,713 shares of the Registrant's common stock, par value $0.0001 (the "Shares"). All of the Shares are issuable pursuant to options that were assumed by the Registrant pursuant to the Agreement and Plan of Merger dated as of February 13, 2000 by and between Medical Manager Corporation and the Registrant, as amended by Amendment No. 1 dated as of June 18, 2000. All of the Shares registered hereby were previously registered on the Registrant's Registration Statement on Form S-4 (File No. 333-39592) (the "Form S-4") and are being transferred to this Registration Statement on Form S-8 by way of this Post-Effective Amendment No. 1 to the Form S-4.

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM
       TITLE OF SECURITIES               AMOUNT TO BE        OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
         TO BE REGISTERED               REGISTERED(1)            SHARE(2)                  PRICE              REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.0001 par value           14,504,713               $14.60             $211,830,130.80            $55,932.16(3)

==============================================================================================================================

(1) Includes an aggregate of 3,940,000 shares of the Registrant's Common Stock, par value $0.0001 per share (the "Common Stock"), under the Amended and Restated 1989 Class A Non-Qualified Stock Option Plan of Medical Manager Corporation, 7,637,500 shares of Common Stock under the Amended and Restated 1989 Class B Non-Qualified Stock Option Plan of Medical Manager Corporation, 20,000 shares of Common Stock under the Stock Option Agreement, dated as of July 24, 1991, between Medical Manager Corporation and Roger C. Holstein, 112,500 shares of Common Stock under the Stock Option Agreement, dated May 1, 1992, between Medical Manager Corporation and Carl Kanter, 2,025,000 shares of Common Stock under the Stock Option Agreements, made as of December 7, 1994, between Medical Manager Corporation and certain individuals, 21,275 shares of Common Stock under the 1995 Avicenna NQ Stock Option Plan, as amended, 625,000 shares of Common Stock under the Stock Option Agreement, made as of June 23, 1997, between Medical Manager Corporation and Roger C. Holstein, 123,438 shares of Common Stock under Medical Manager Corporation's 1996 Amended and Restated Non-Employee Director's Stock Plan.

(2) Computed in accordance with Rules 457(c) and 457(h) under Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Such computation is based on the weighted average per share exercise price (rounded to the nearest cent) of $15.82 with respect to options outstanding under the Amended and Restated 1989 Class A Non-Qualified Stock Option Plan of Medical Manager Corporation, $17.08 with respect to options outstanding under the Amended and Restated 1989 Class B Non-Qualified Stock Option Plan of Medical Manager Corporation, $5.20 with respect to options outstanding under the Stock Option Agreement dated as of July 24, 1991 between Medical Manager Corporation and Richard C. Holstein, $6.05 with respect to options outstanding under the Stock Option Agreement dated May 1, 1992 between Medical Manager Corporation and Carl Kanter, $4.00 with respect to options outstanding under the Stock Option Agreements made as of December 7, 1994 between Medical Manager Corporation and certain individuals, $0.50 with respect to options outstanding under the 1995 Avicenna NQ Stock Option Plan, as amended, $13.95 with respect to options outstanding under the Stock Option Agreement made as of June 23, 1997 between Medical Manager Corporation and Roger C. Holstein, and $11.64 with respect to options outstanding under Medical Manager Corporation's 1996 Amended and Restated Non-Employee Director's Stock Plan.

(3) The filing fee of $55,932.16 was previously paid by the Registrant in connection with the filing on August 1, 2000 of Amendment No. 1 to its Registration Statement on Form S-4 (Registration No. 333-39592).

     ==========================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents that WebMD Corporation (the "Registrant") or Medical Manager Corporation ("Medical Manager") or CareInsite, Inc. ("CareInsite"), companies that have been acquired by the Registrant, have filed with the Securities and Exchange Commission (the "SEC") are incorporated by reference into Registration Statement.

         - the Registrant's annual report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1999

         - the Registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000

         - the Registrant's current reports on Form 8-K or Form 8-K/A filed January 27, 2000, January 28, 2000, February 8, 2000, February 10, 2000, February 14, 2000, February 16, 2000, February 22, 2000, February 24, 2000, March 23, 2000, May 2,
                  2000, June 1, 2000, June 5, 2000, June 19, 2000, July 24,
                  2000, July 27, 2000, August 9, 2000, August 16, 2000,
                  August 18, 2000, September 13, 2000 and September 28, 2000

         - the description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A filed on February 8, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating this description

         - the unaudited pro forma condensed combined financial information contained on pages 115 through 129 of the prospectus filed pursuant to Rule 424(b) on August 7, 2000 by the Registrant

         - Medical Manager's annual report on Form 10-K for the fiscal year ended June 30, 1999, as amended by Form 10-K/A filed on October 28, 1999

         - Medical Manager's quarterly reports on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000

         - Medical Manager's current reports on Form 8-K or Form 8-K/A filed July 29, 1998, June 4, 1999, July 21, 1999, July 27
                  1999, August 10, 1999, August 24, 1999, September 20, 1999,
                  December 8, 1999, January 25, 2000, January 31, 2000 (two reports), February 14, 2000 (three reports), February 17, 2000, March 23, 2000, March 29, 2000, April 19, 2000, June 19,
                  2000 (two reports), June 29, 2000, August 18, 2000, and
                  August 31, 2000

         - CareInsite's annual report on Form 10-K for the fiscal year ended June 30, 1999, as amended by Form 10-K/A filed on October 28, 1999

         - CareInsite's quarterly reports on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000

         - CareInsite's current reports on Form 8-K or Form 8-K/A filed August 24, 1999, February 4, 2000, February 14, 2000 (two reports), February 17, 2000, March 23, 2000, March 29, 2000 April 10, 2000, April 28, 2000, June 19, 2000, June 29, 2000,
                  and August 18, 2000.

         In addition, attached to this Registration Statement as Exhibit 99.10 and incorporated by reference herein are specific factors that should be considered before making an investment decision to purchase shares of the Registrant's common stock.

         Each document filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c) 14 or 15(d) of the Exchange Act and prior to the termination of this offering shall be deemed to be incorporated by reference into this Registration Statement and shall be part hereof from the date of filing of such document.

         Any statement incorporated herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes a statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Article V of the Tenth Amended and Restated Certificate of Incorporation of the Registrant filed as Exhibit 4.1 incorporated by reference; Article VI of the Bylaws of the Registrant filed as Exhibit 4.2 incorporated by reference; Section 145 of the

Delaware General Corporation Law; and indemnification agreements entered into between the Corporation and its officers and directors which, among other things, and subject to certain conditions, authorize the Corporation to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Corporation against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

         The Corporation has obtained directors and officers insurance providing indemnification for certain of the Corporation's directors, officers, affiliates, partners or employees for certain liabilities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

ITEM 9. UNDERTAKINGS.

         (a)      The Registrant hereby undertakes:

                  (i) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (ii) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Amended and Restated Certificate of Incorporation, Bylaws or indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 29th day of September, 2000.

                                   WEBMD CORPORATION


                                   By:  /s/ ANTHONY VUOLO
                                       -----------------------------------------
                                       Anthony Vuolo
                                       Executive Vice President, Chief Financial
                                       Officer and Treasurer

                                POWER OF ATTORNEY

         KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally John L. Westermann III and Jack D. Dennison, and each one of them, as true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                                           Title                            Date
            ---------                                           -----                            ----


      /S/ JEFFREY T. ARNOLD                            Co-Chief Executive Officer         September 29, 2000
--------------------------------                             and Director
        Jeffrey T. Arnold                             (Principal Executive Officer)



     /S/ MARTIN J. WYGOD
--------------------------------                       Co-Chief Executive Officer         September 29, 2000
        Martin J. Wygod                                      and Director
                                                      (Principal Executive Officer)


       /s/ ANTHONY VUOLO                               Executive Vice President,          September 29, 2000
--------------------------------                      Chief Financial Officer and
         Anthony Vuolo                               Treasurer (Principal Financial
                                                          Officer and Principal
                                                           Accounting Officer)



--------------------------------                                 Director                 September __, 2000
         Mark J. Adler



      /s/ JAMES H. CLARK                                         Director                 September 29, 2000
--------------------------------
         James H. Clark


                                                                 Director                 September __, 2000
--------------------------------
         L. John Doerr


     /s/ DENNIS B. GILLINGS                                      Director                 September 29, 2000
--------------------------------
       Dennis B. Gillings

                                                                 Director                 September 29, 2000
     /s/ ERIC J. GLEACHER
--------------------------------
        Eric J. Gleacher


      /s/ W. MICHAEL LONG                                        Director                 September 29, 2000
--------------------------------
         W. Michael Long



--------------------------------                                 Director                 September __, 2000
        James V. Manning



--------------------------------                                 Director                 September __, 2000
         Marvin P. Rich



--------------------------------                                 Director                 September __, 2000
       Michael A. Singer



--------------------------------                                 Director                 September __, 2000
        Joseph E. Smith



   /s/ CHARLES G. V. STEVENS                                     Director                 September 29, 2000
--------------------------------
      Charles G. V. Stevens

                                INDEX TO EXHIBITS


Exhibit No.                Exhibit
-----------                -------
4.1                        Tenth Amended and Restated Certificate of
                           Incorporation of the Registrant, as amended,
                           including Certificate of Designations of the Series A
                           Payment-in-Kind Preferred Stock of the Registrant and
                           Certificate of Designations of the Series B
                           Convertible Redeemable Preferred Stock of the
                           Registrant. Incorporated by reference to the
                           Registrant's Report on Form 8-K filed September 13,
                           2000.

4.2 Amended and Restated Bylaws. Incorporated by reference to the Registrant's Report on Form 8-K filed September 13, 2000.

5.1 Opinion of counsel as to legality of securities being registered

23.1                       Consent of Alston & Bird LLP (contained in Exhibit
                           5.1)

23.2                       Consent of Ernst & Young LLP

23.3                       Consent of Arthur Andersen LLP

23.4                       Consent of Arthur Andersen LLP

23.5                       Consent of Arthur Andersen LLP

23.6                       Consent of Ernst & Young LLP

23.7                       Consent of Arthur Andersen LLP

23.8                       Consent of Arthur Andersen LLP

23.9                       Consent of KPMG LLP

23.10                      Consent of Linkenheimer LLP

23.11                      Consent of Ernst & Young LLP

24.1                       Power of Attorney (see signature page)

99.1                       Amended and Restated 1989 Class A Non-Qualified Stock
                           Option Plan of Medical Manager Corporation.
                           Incorporated by reference to Exhibit 10.1 to Medical
                           Manager Corporation's Registration Statement on Form
                           S-1 (No. 333-28654).

99.2                       Amended and Restated 1989 Class B Non-Qualified Stock
                           Option Plan of Medical Manager Corporation.
                           Incorporated by reference to Exhibit 10.2 to Medical
                           Manager Corporation's Registration Statement on Form
                           S-1 (No. 333-28654).

99.3 Stock Option Agreement, dated as of July 24, 1991, between Medical Manager Corporation and Roger C.
                           Holstein. Incorporated by reference to Exhibit 4.3 to Medical Manager Corporation's Registration Statement on Form S-8 (No. 33-46640).

99.4                       Stock Option Agreement dated May 1, 1992, between
                           Medical Manager Corporation and Carl Kanter.
                           Incorporated by reference to Exhibit 4.4 to Medical
                           Manager Corporation's Registration Statement on Form
                           S-8 (No. 333-21555).

99.5                       Form of Stock Option Agreement, made as of
                           December 7, 1994, between Medical Manager Corporation and certain individuals. Incorporated by reference to
                           Exhibit 4.5 to

                           Medical Manager Corporation's Registration Statement on Form S-8 (No. 333-21555).

99.6                       1995 Avicenna NQ Stock Option Plan, as amended.
                           Incorporated by reference to Exhibits 4.1 and 4.2 to Medical Manager Corporation's Registration Statement on Form S-8 (No. 333-19043).

99.7 Stock Option Agreement made as of June 23, 1997 attached as Exhibit A-1 to the Employment Agreement, dated as of November 6, 1997, between Medical Manager
                           Corporation and Roger C. Holstein. Incorporated by reference to Exhibit 10.13 to Medical Manager
                           Corporation's Annual Report on Form 10-K filed
                           September 28, 1998.

99.8                       Medical Manager Corporation's 1996 Amended and
                           Restated Non-Employee Director's Stock Plan.
                           Incorporated by reference to Exhibit 10.2 to Medical
                           Manager Corporation's (Commission File Number
                           0-29090) Form 10-K for the fiscal year ended December
                           31, 1998.

99.9                       Amendment to the Company Stock Option Plans of
                           Medical Manager Corporation and CareInsite.

99.10                      Risk factors